Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Compañía Minera Mantos de Oro

Fairbanks Gold Mining, Inc.

Great Bear Resources Ltd.

KG Mining (Bald Mountain) Inc.

KG Mining (Round Mountain) Inc.

Kinross Brasil Mineração S.A.

Melba Creek Mining, Inc.

Round Mountain Gold Corporation

(Exact name of registrant as specified in its certificate of incorporation)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	Other	Guarantees of the 6.250% Senior Notes due 2033(1)	457(n)	-	-	$500,000,000.00(1)	$0.00014760	$73,800.00	-	-	-	-
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts				-	$500,000,000.00(1)	-	$73,800.00(1)	-	-	-	-
	Total Fees Previously Paid							$73,800.00(1)
	Total Fee Offsets							$0.00
	Net Fee Due							$0.00(1)

(1) Compañía Minera Mantos de Oro, Fairbanks Gold Mining, Inc., Great Bear Resources Ltd., KG Mining (Bald Mountain) Inc., KG Mining (Round Mountain) Inc., Kinross Brasil Mineração S.A., Melba Creek Mining, Inc. and Round Mountain Gold Corporation will guarantee the payment of principal of, and premium (if any) and interest on, the debt securities to be offered and sold under a Registration Statement on Form F-10, filed on March 12, 2024 by Kinross Gold Corporation (the “Preliminary Form F-10”), as amended by Amendment No. 1 to the Form F-10, filed on this date by Kinross Gold Corporation (the “Amended Form F-10”). Pursuant to Rule 457(n) under the Securities Act, no separate consideration will be received for the guarantees and no additional filing fee is being paid in respect of the guarantees. As set forth on Exhibit 107 to the Preliminary Form F-10, Kinross Gold Corporation has registered the offer and sale of debt securities with a maximum aggregate offering price of $500,000,000.00 and has paid a registration fee of $73,800.00 in connection therewith. As set forth on Exhibit 107 to the Amended Form F-10, no additional registration fee is required to be paid in connection with the filing of the Amended Form F-10.